Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

INTERNET.COM CORPORATION

INTERNET.COM CORPORATION, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. The name of the corporation is internet.com Corporation. The date of filing of its original Certificate of Incorporation with the Secretary of State was April 5, 1999.

2. This Amended and Restated Certificate of Incorporation restates and amends the Certificate of Incorporation of this corporation by increasing the total number of shares of stock which the corporation shall have authority to issue to 75,000,000 shares of common stock having a par value of $.01 per share and 4,000,000 shares of preferred stock having a par value of $.01 per share.

3. The text of the Certificate of Incorporation is amended and restated hereby to read as herein set forth in full:

FIRST: The name of the corporation (the “Corporation”) is internet.com Corporation.

SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as now in effect or as hereafter amended.

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 75,000,000 shares of common stock having a par value of $.01 per share and 4,000,000 shares of preferred stock having a par value of $.01 per share. To the extent not otherwise provided for by, and not inconsistent with, this Certificate of Incorporation, there is hereby expressly vested in the Board of Directors the authority to fix in the resolution or resolutions providing for the issue of each series of such preferred stock, the voting power and the designations, preferences and relative, participating, operational or other rights of each such series, and the qualifications, limitations or restrictions thereof. Shares of preferred stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors, each such series to be distinctly designated.

FIFTH: The name and mailing address of the incorporator is as follows:

Name	Mailing Address

Elliott M. Beard	c/o Willkie Farr & Gallagher
787 Seventh Avenue
New York, NY 10019

SIXTH: In furtherance and not in limitation of the powers conferred by statute, the By-Laws of the Corporation may be made, altered, amended or repealed by the stockholders or by a majority of the entire Board of Directors.

SEVENTH: Elections of directors need not be by written ballot.

EIGHTH: 1. Indemnification. The Corporation shall indemnify to the fullest extent permitted under and in accordance with the laws of the State of Delaware any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, incorporator, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of or in any other similar capacity with another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, shall not, of itself, create a presumption that the person had reasonable cause to believe that his conduct was unlawful.

2. Payment of Expenses. Expenses (including attorneys’ fees) incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding shall (in the case of any action, suit or proceeding against a director of the Corporation) or may (in the case of any action, suit or proceeding against an officer, trustee, employee or agent) be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article EIGHTH.

3. Nonexclusivity of Provision. The indemnification and other rights set forth in this Article EIGHTH shall not be exclusive of any provisions with respect thereto in the By-Laws or any other contract or agreement between the Corporation and any officer, director, employee or agent of the Corporation.

4. Effect of Repeal. Neither the amendment nor repeal of this Article EIGHTH, subparagraph 1, 2, or 3, nor the adoption of any provision of this Certificate of Incorporation inconsistent with Article EIGHTH, subparagraph 1, 2, or 3, shall eliminate or reduce the effect of this Article EIGHTH, subparagraphs 1, 2, and 3, in respect of any matter occurring before such amendment, repeal or adoption of an inconsistent provision or in respect of any cause of action, suit or claim relating to any such matter which would have given rise to a right of indemnification or right to receive expenses pursuant to this Article EIGHTH, subparagraph 1, 2, or 3, if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.

5. Limitation on Liability. No director or officer shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director or officer, except for any matter in respect of which such director or officer (A) shall be liable under Section 174 of the General Corporation Law of the State of Delaware or any amendment thereto or successor provision thereto, or (B) shall be liable by reason that, in addition to any and all other requirements for liability, he:

(i)	shall have breached his duty of loyalty to the Corporation or its stockholders;

(ii)	shall not have acted in good faith or, in failing to act, shall not have acted in good faith;

(iii)
shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; or

(iv)	shall have derived an improper personal benefit.

If the General Corporation Law of the State of Delaware is amended after the date of the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

NINTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

4. This Amended and Restated Certificate of Incorporation was duly adopted by unanimous written consent of the directors of the corporation in accordance with the applicable provisions of Sections 141 and 241 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said INTERNET.COM CORPORATION has caused this certificate to be signed and attested by Alan M. Meckler, its Chairman and Chief Executive Officer, this 24th day of June, 1999.

INTERNET.COM CORPORATION

By:	/s/ Alan M. Meckler
Name: Alan M. Meckler
Title: Chairman and Chief
Executive Officer

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

INTERNET.COM CORPORATION

UNDER SECTION 242 OF THE DELAWARE GENERAL CORPORATION LAW

INTERNET.COM CORPORATION (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, for the purpose of amending a certificate of incorporation filed pursuant to Section 102 of the General Corporation Law of the State of Delaware, hereby certifies as follows:

1. The Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State on June 24, 1999.

2. The amendment effected hereby was duly authorized by the Corporation’s Board of Directors and stockholders in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

3. The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by deleting Article FIRST thereof in its entirety and replacing it with the following:

“FIRST:  The name of the corporation (the “Corporation”) is INT Media Group, Incorporated.”

4. The aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said INTERNET.COM CORPORATION has caused this certificate to be signed and attested by Christopher S. Cardell, its President and Chief Operating Officer, this 24th day of May, 2001.

/s/ Christopher S. Cardell Christopher S. Cardell President and Chief Operating Officer

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

INT MEDIA GROUP, INCORPORATED

Pursuant to Section 242 of the General Corporation Law

THE UNDERSIGNED, being a duly appointed officer of the Board of Directors of INT Media Group, Incorporated (the “Corporation”), a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the “DGCL”), for the purpose of amending the Corporation’s Certificate of Incorporation (the “Certificate of Incorporation”) filed pursuant to Section 102 of the DGCL, hereby certifies, pursuant to Sections 242 and 103 of the DGCL, as follows:

FIRST: That the Amended and Restated Certificate of Incorporation was filed on June 24, 1999 with the Secretary of State of the State of Delaware and was amended by a Certificate of Amendment filed on May 24, 2001 with the Secretary of State of the State of Delaware.

SECOND: The amendment effected hereby was duly authorized by the Corporation’s Board of Directors and stockholders in accordance with the provisions of Sections 242 and 228 of the DGCL and shall be executed, acknowledged and filed in accordance with Section 103 of the DGCL.

THIRD: That the Certificate of Incorporation is hereby amended by deleting Article I thereof in its entirety and inserting in lieu thereof the following:

“ARTICLE I

The name of the corporation (the “Corporation”) is: “Jupitermedia Corporation”

FOURTH: This amendment shall become effective on September 3, 2002.

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IN WITNESS WHEREOF, the undersigned has made and signed this Certificate of Amendment this 30th day of August, 2002 and affirms the statements contained herein as true under penalties of perjury.

INT MEDIA GROUP, INCORPORATED

/s/ Christopher S. Cardell
Name: Christopher S. Cardell
Title: President

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
JUPITERMEDIA CORPORATION

Pursuant to Section 242 of the General Corporation Law

THE UNDERSIGNED, being a duly appointed officer of the Board of Directors of Jupitermedia Corporation (the “Corporation”), a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the “DGCL”), for the purpose of amending the Corporation’s Certificate of Incorporation (the “Certificate of Incorporation”) filed pursuant to Section 102 of the DGCL, hereby certifies, pursuant to Sections 242 and 103 of the DGCL, as follows:

FIRST: That the Amended and Restated Certificate of Incorporation was filed on June 24, 1999 with the Secretary of State of the State of Delaware and was amended by a Certificate of Amendment filed on May 24, 2001 with the Secretary of State of the State of Delaware and a Certificate of Amendment filed on August 30, 2002 with the Secretary of State of the State of Delaware.

SECOND: The amendment effected hereby was duly authorized by the Corporation’s Board of Directors and stockholders in accordance with the provisions of Section 242 of the DGCL and shall be executed, acknowledged and filed in accordance with Section 103 of the DGCL.

THIRD: That the Certificate of Incorporation is hereby amended by deleting Article I thereof in its entirety and inserting in lieu thereof the following:

“ARTICLE I

The name of the corporation (the “Corporation”) is: WebMediaBrands Inc.”

FOURTH: This amendment shall become effective on February 23, 2009.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has made and signed this Certificate of Amendment this 23rd day of February, 2009 and affirms the statements contained herein as true under penalties of perjury.

JUPITERMEDIA CORPORATION

/s/ Alan M. Meckler
Name: Alan M. Meckler
Title: Chairman and Chief Executive Officer